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                                                                      EXHIBIT 15
                                                                      ----------

June 18, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 11, 2001 on our review of interim financial information of Abercrombie & Fitch (the "Company") as of and for the period ended May 5, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945,
333-60189, 333-60203 and 333-81373.

Very truly yours,



PricewaterhouseCoopers LLP